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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement filed on Form S-3 of our report dated February 4, 2000, on our audits of the financial statements of Ferronor S.A. (a Chilean corporation and subsidiary of RailAmerica) included in the RailAmerica, Inc. Form 10-K for the year ended December 31, 1999, and to all references to our firm included in this Registration Statement.


                                            ARTHUR ANDERSEN-LANGTON CLARKE

Charles A. Bunce
(Partner)

Santiago, Chile
September 5, 2000